Exhibit 99.1
News Release

VIRGIN AMERICA PARTNERS WITH ALLIANCE DATA TO UNVEIL NEW CREDIT CARD PROGRAM
AIMED AT BOLSTERING CARDHOLDER BENEFITS AND VALUE
New Virgin America Visa Signature® Credit Cards Offer Smart Travelers a Fast Pass to an Even Better Flight Experience:
Less Hassle, Free Checked Bags, No Change/Cancel Fees, and Some Extraordinary Perks

Dallas and San Francisco — January 7, 2014 — Virgin America, the award-winning airline known for reinventing domestic travel, today announced it will partner with Alliance Data Retail Services, which manages more than 120 private label and co-brand credit programs and is an Alliance Data Systems Corporation (NYSE: ADS) business, to launch a new Virgin America Visa Signature® Credit Card and a first-ever Virgin America Premium Visa Signature® Card.  Both co-brand cards offer Virgin America guests and Elevate® frequent flyer program members a host of perks to make their travel experience more convenient, flexible and rewarding. Under terms of the multiyear agreement, Alliance Data will partner with Virgin America to provide a full suite of credit and marketing services for the Virgin America Visa Signature Card and will leverage its full suite of acquisition tools along with its marketing and analytics expertise to drive cardholder spend and further support one-to-one customer engagement.

The new Virgin America Visa Signature® Card offers a free first checked bag for the cardholder and a travel companion on all Virgin America flights*, $150 discount for one companion ticket every year (discount off base fare before mandatory taxes and fees) *, and 20% savings on all in-flight purchases made on the airline’s touch-screen Red™ in-flight entertainment system*.  Recognizing the value that today’s business travelers place on flexibility, the Virgin America Premium Visa Signature® Card will also allow cardholders to modify their travel plans without paying change or cancel fees on Virgin America flights*, in addition to the opportunity to reach Elevate Gold or Elevate Silver Status faster with up to 15,000 bonus status points every year*.

Members who choose one of the two new Virgin America Visa Signature® Cards unveiled today will earn triple Elevate points on all Virgin America purchases, enabling them to quickly earn reward travel on the airline that has captured a list of travel industry best-in-class awards, including Best Domestic Airline in Travel + Leisure’s World’s Best Awards and Condé Nast Traveler’s Readers’ Choice Awards for six years running.  As always, Elevate points are good for any unsold seat on any flight anytime, with no blackout dates or restrictions of any kind when redeeming Virgin America reward flights. Points can also be redeemed for international travel with the carrier’s five airline partners – including Virgin Atlantic and Virgin Australia.  Finally, as of today, Elevate points can now also be redeemed with Virgin Limited Edition, Sir Richard Branson's collection of world-class retreats – including his private Necker Island.

  *Subject to credit approval. For Virgin America Visa® Credit Card terms and conditions, visit: https://c.comenity.net/virginamericavisa/public/apply/disclosures.xhtml.  The Virgin America Visa® Credit Cards are issued by Comenity Capital Bank, pursuant to a license from Visa USA. For  program information, visit www.virginamerica.com/creditcard. The Elevate program is offered for Virgin America guests, and is subject to the terms and conditions posted at www.virginamerica.com. Membership in the Elevate program is offered at the discretion of Virgin America. Virgin America reserves the right to terminate the program or change the program terms, benefits, conditions of participation or points levels, in whole or in part, at any time, with or without notice.

The new visually distinctive cards mirror Virgin America’s sleek design aesthetic, including the first-ever credit card to feature a moodlit “window.”

The new Virgin America Visa Signature® Card and Virgin America Premium Visa Signature® Card offer the following benefits:

Virgin America Visa Signature® Card (annual fee $49)*:
o	Free first checked bag each for the cardholder and their plus-one on all Virgin America flights;
o	Bring a friend along for the ride with $150 off a companion ticket every year;
o	Save 20% on all RED™ in-flight purchases including meals, snacks, cocktails, and on-demand entertainment;
o	Earn 10,000 Elevate bonus reward points after spending $1,000 in the first 90 days of being a cardholder;
o	Earn 3 reward points per $1 spent with Virgin America; Earn 1 point per $1 spent everywhere else; and
o	Elevate points don’t expire as long as the guest is a cardholder.

Virgin America Premium Visa Signature® Card (annual fee $149)*:
All of the benefits of the $49 annual fee card, plus:
o	Freedom to modify travel plans at any time without incurring change or cancels fees on Virgin America flights;
o	Earn up to 15,000 status points towards Elevate Gold or Elevate Silver status when spending $30,000 in a calendar year (5,000 Status points per $10,000 spent);
o	Ability to carry forward any additional status points at annual renewal; and
o	Earn 15,000 Elevate bonus reward points after spending $1,000 in the first 90 days of being a cardholder.

“We are pleased to once again redefine the loyalty experience for our guests and Elevate members with our new Virgin America Visa Signature® Credit Cards.  Working together with our partners at Alliance Data and Visa, we’ve designed an enhanced card program that will up the ante and deliver an even better flight experience for our guests – whether they are flying for business or for something fun – or a bit of both,” said Phil Seward, Director of Guest Loyalty at Virgin America.

“Not only are we excited to extend the reach of our credit and loyalty marketing expertise to the travel and hospitality industry, we are thrilled to partner with Virgin America—a truly dynamic, innovative brand that is passionate about delivering a remarkable, guest-centric experience,” added Melisa Miller, president of Alliance Data Retail Services. “Our like-minded focus on customer satisfaction makes this an ideal partnership to work innovatively with Virgin America to extend their brand and engage their guests in new and relevant ways.”

“We are proud to offer travelers the most secure, reliable and convenient payment choice and VIP perks with the new Virgin America Visa Signature® Cards,” said Kirk Stuart, head of partnership development, co-branding at Visa Inc. “The new Virgin America Visa Signature® Credit Cards extend Visa’s long-standing partnership with Virgin America.”

Launched in 2007, Virgin America has built a loyal business traveler following with brilliant guest service, beautifully designed aircraft, tech-forward amenities and an Elevate loyalty program that delivers real rewards without making members jump through hoops.  Elevate members can redeem points for any unsold seat – on any Virgin America flight, at any time.  Elevate was the first U.S. frequent flyer programs to offer dynamic reward pricing – or the ability for its members to redeem points for any unsold seat.  Elevate members can also easily manage past and upcoming trips on-line in just a few clicks via virginamerica.com.

Virgin America offers travelers an "office in the sky" with fleetwide WiFi, power outlets and personal entertainment at every seat.  In addition to a Main Cabin that offers custom-designed leather seats with a deeper pitch, the carrier's premium Main Cabin Select service offers guests 38" of seat pitch - about 6 inches more legroom than Main Cabin, complimentary offerings from the airline's award-winning menu, an all-access pass to in-flight media content (including free movies and premium TV like HBO and Showtime), priority security access/boarding, dedicated overhead bin space and one free checked bag. Virgin America's First Class features international-grade amenities and plush white leather seating with 55 inches of pitch, 165 degrees of recline and lumbar massagers.  In 2012, Virgin America opened its first airport lounge -- The Loft at LAX, and launched a suite of enhancements to its Elevate program. The perks of Elevate Gold and Elevate Silver status include: priority check-in, security clearance and boarding; points-earning bonuses; free checked bag allowances; enhanced social rewards; private discounts; an expanded advance purchase upgrade window for the airline's exclusive eight-seat First Class; complimentary space-available upgrades to the carrier's Main Cabin Select service; and complimentary access to the best seat assignments within Main Cabin.

In just over six years of flying, the airline has expanded to more than 20 airport destinations and has created 2,600 new jobs. Virgin America currently flies to San Francisco, Los Angeles, New York, Newark, Washington D.C. (IAD and DCA), Las Vegas, San Diego, Seattle, Boston, Fort Lauderdale, Orlando, Dallas-Fort Worth, Los Cabos, Cancun, Chicago, Puerto Vallarta, Palm Springs (seasonal), Philadelphia, Portland, San Jose and Austin.

Photos of Virgin America's unique aircraft can be seen at http://www.virginamerica.com/vx/photos
Broadcast quality video b-roll can also be downloaded at http://www.virginamerica.com/vx/photos
Full program details can be viewed on the airline’s website www.virginamerica.com/creditcard

# # #

Media Contacts:
Virgin America: Jennifer Thomas jennifer.thomas@virginamerica.com or 650-274-7329
Alliance Data: Shelley Whiddon shelley.whiddon@alliancedata.com or 214-494-3811

EDITORS NOTE: Virgin America is a U.S.-controlled and operated airline and is an entirely separate company from Virgin Atlantic. Sir Richard Branson's Virgin Group is a minority share investor in Virgin America.

About Virgin America: Headquartered in California, Virgin America offers guests attractive fares and a host of innovative features aimed at reinventing air travel. With topnotch guest service and beautiful design, Virgin America has earned a host of industry awards since launching service in 2007. The airline's base of operations is San Francisco International Airport (SFO)'s beautiful and sustainable Terminal 2. With one of the youngest fleets in the U.S., Virgin America offers Gogo™ WiFi, interactive in-flight entertainment systems with the largest media library in the North American skies via the touch-screen Red™ platform and power outlets near every seat. For more: www.virginamerica.com.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with over 120 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.
Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

About Virgin Limited Edition
Virgin Limited Edition is an award-winning collection of unique retreats, chosen for their beautiful locations and magnificent surroundings; each offers a sense of fun, style, luxury and exceptional personal service.  The group includes Necker Island in the Caribbean’s British Virgin Islands, Ulusaba Private Game Reserve in South Africa, The Roof Gardens and Babylon Restaurant in London; Kasbah Tamadot in Morocco, The Lodge in Verbier, Necker Belle, a 105 foot luxury catamaran, Necker Nymph, a three man aero submarine and the latest addition to the portfolio - Mahali Mzuri, a safari camp in Kenya. For bookings please call 877 577 8777 (toll free) or +1 (212) 994 3070, alternatively visit www.virginlimitededition.com for more details.

Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. Forward-looking statements are based on each company’s respective management's beliefs and assumptions, using information currently available to them. Although each company’s management believes that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in each respective company’s filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may vary materially from projections. Any forward-looking statements contained in this presentation reflect current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to each company’s respective operations, results of operations, growth strategy and liquidity. Neither company has the intention, and each company disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the each company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the respective Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to such company's most recent Form 10-K.